UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2010

NESS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50954	98-0346908
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ness Tower, Atidim High-Tech Industrial Park, Bldg 4, Tel Aviv		61580 Israel
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +972 (3) 766-6800

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 7, 2010, Ness Technologies, Inc., a Delaware corporation (the “Company”), held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”).

The following matters were submitted to a vote of the Company’s stockholders at the Annual Meeting: (i) the election of eight directors to serve until the Company’s next annual meeting of stockholders and until his or her successor is duly elected and qualified; (ii) the approval of an amendment to the Company’s Amended and Restated 2007 Stock Incentive Plan to increase the maximum number of shares of the Company’s common stock that may be issued under the plan from 5,000,000 to 7,000,000; and (iii) the ratification of the appointment of Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. The number of shares of common stock outstanding and eligible to vote as of the record date of April 12, 2010 was 38,282,590.

Each of the matters submitted to a vote of the Company’s stockholders at the Annual Meeting was approved by the requisite vote of the Company’s stockholders.  Set forth below is the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, including a separate tabulation with respect to each nominee for director, as applicable:

Nominee	For	Withheld
Aharon Fogel	24,190,616	2,695,888
Sachi Gerlitz	26,374,282	512,222
Morris Wolfson	25,030,437	1,856,067
Dr. Satyam C. Cherukuri	26,535,451	351,053
Dan S. Suesskind	25,205,035	1,681,469
P. Howard Edelstein	22,888,930	3,997,574
Gabriel Eichler	26,536,601	349,903
Ajit Bhushan	26,535,051	351,453

Proposal	For	Against	Abstain	Broker Non-Vote
Amendment to Amended and Restated 2007 Stock Incentive Plan	17,877,064	8,993,454	15,986	4,635,198

Ratification of Appointment of Kost Forer Gabbay & Kasierer	31,287,762	231,026	2,914	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NESS TECHNOLOGIES, INC.

Dated: June 7, 2010	By:	/s/ Ilan Rotem
		Name:	Ilan Rotem
		Title:	Chief Legal Officer and Secretary